Exhibit 10.18

PROMISSORY NOTE

$350,000	February 29, 2012

FOR VALUE RECEIVED, ecoSquid Acquisition, Inc., a Florida corporation and Upstream Worldwide, Inc., a Delaware corporation (each is the “Company”), jointly and severally, promises to pay to Benjamin Gordon, in his capacity as representative for Cambridge Capital, LLC, a Delaware limited liability company, David Stubbs, William Conley, Richard Metzler, Charles Fabrikant, Edward Mullen and Ayelet Mullen (collectively, the “Holder”), at c/o Benjamin Gordon, 525 South Flagler Drive, Suite 200, West Palm Beach, Florida 33401, or at such other office as the Holder designates in writing to the Company, the principal sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), together with interest thereon computed at the annual rate of Two Tenths of One Percent (.2%). A principal payment in the amount of $150,000, plus accrued interest, shall be made on or before 30 days following the date of this Note. All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable 60 days following the date of this Note (the “Maturity Date”), or such earlier date, if applicable, under Section 1(b) below. The interest payable hereunder shall be computed by using the actual number of days in any given period.

1.   Event of Default.

(a)   For purposes of this Note, an “Event of Default” means:

(i)     the Company shall default in the payment of interest and/or principal on this Note;

(ii)   the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) or under the Security Agreement securing the payment of this Note and such failure shall continue uncured for a period of twenty (20) days after notice from the Holder of such failure;

(iii)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of either Company or any of their debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Company or for a substantial part of any of its assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered;

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(iv)         either Company shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (iii) of this Section 1(a), (C)  apply for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for either Company or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

(v)          either Company shall sell or otherwise transfer all or substantially all of its assets or more than 50% of the issued and outstanding capital stock of either Company shall no longer be owned by those persons owning the issued and outstanding capital stock of such respective Company as of the date of this Note; provided, however, that a merger, consolidation or share exchange of one Company with the other Company (or its subsidiary) or its shareholders, as applicable, shall not be deemed an Event of Default.

(b)   Upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

(c)   Upon the occurrence of an Event of Default, this Note shall immediately and automatically increase to and accrue at the rate of Twelve Percent (12%) per annum.

2.   Prepayment. The Company may prepay this Note at any time, in whole or in part, provided any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

3.   Miscellaneous.

(a)   Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(b)   Payment. All payments under this Note shall be made in lawful tender of the United States by wire transfer to an account designated by Holder.

(c)   Waivers. Each Company hereby severally waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands and all suretyship defenses and defenses in the nature thereof relative to this instrument.

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(d)   Usury. In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e)   Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(f)   Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

ecoSquid Acquisition, Inc.

200 E. Broward Blvd, Suite 1200

Ft. Lauderdale FL 33301

Attention: Mr. Daniel Brauser, President

To Holder:

c/o Mr. Benjamin Gordon, as Representative

525 South Flagler Drive, Suite 200

West Palm Beach, Florida 33401

Attention: Mr. Benjamin Gordon

(g)   Expenses; Attorneys’ Fees. Each Company, jointly and severally, agrees to pay all costs and expenses, including all reasonable attorneys’ fees, for the collection of this Note upon an Event of Default.

(h)   Successors and Assigns. This Note may not be assigned or transferred by the Holder prior to an Event of Default. Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

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(i)   Governing Law; Jurisdiction. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE SUPREME COURT OF THE STATE OF FLORIDA LOCATED IN THE PALM BEACH COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH PARTY DULY SERVED WITH PROCESS THEREIN AND MAY BE ENFORCED IN THE COURTS OF THE JURISDICTION OF WHICH EITHER PARTY OR ANY OF THEIR PROPERTY IS SUBJECT, BY A SUIT UPON SUCH JUDGMENT.

4.          Secured Obligation. The obligations of the Company under this Note are secured obligations of the Company, secured by certain assets of the Company pursuant to that certain Security Agreement, dated as of the date hereof (the “Security Agreement”), by and among the Company and the secured parties signatory thereto.

IN WITNESS WHEREOF, each Company has caused this Note to be signed in its name by an authorized officer to take effect as a sealed instrument, as of the date set forth above.

Signed in the presence of:	ecoSquid Acquisition, Inc.

By: /s/ Daniel Brauser
Witness	Daniel Brauser, President
Print Name and Address:

Upstream Worldwide, Inc.

By: /s/ Daniel Brauser
Witness	Name: Daniel Brauser
Print Name and Address:	Title: Chief Financial Officer

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